EXHIBIT 23.2

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Adams Golf, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-112622) on Form S-8 of Adams Golf Inc. of our report dated January 28, 2004 with respect to the consolidated statements of operations, stockholders' equity and cash flows and the related financial statement schedule for the year ended December 31, 2003, which report appears in the December 31, 2005 annual report on Form 10-K of Adams Golf, Inc.


                                                   KPMG LLP

Dallas, Texas
March 31, 2006